UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2011

IVANHOE ENERGY INC.

(Exact name of registrant as specified in its charter)

Yukon, Canada	000-30586	98-0372413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 654 – 999 Canada Place Vancouver, BC, Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 688-8323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The shareholders of Ivanhoe Energy Inc. (the “Company”) voted on the two proposals listed below at the Company’s Annual Meeting held on April 27, 2011.  The final voting results for each proposal are set forth below.

Proposal 1 - Election of Directors

The nine nominees set forth in the Company’s Management Proxy Circular dated March 21, 2011 were elected as directors to hold office for the ensuing year or until their successors are elected or appointed, by resolution passed by a majority of the votes cast on a show of hands vote on the resolution.

Robert M. Friedland:	Votes for: 138,926,924 Votes withheld: 8,587,761 Broker non-votes: 43,111,820
A. Robert Abboud:	Votes for: 145,240,962 Votes withheld: 2,273,723 Broker non-votes: 43,111,820
Howard R. Balloch:	Votes for: 139,039,617 Votes withheld: 8,475,068 Broker non-votes: 43,111,820
Carlos A. Cabrera	Votes for: 143,788,871 Votes withheld: 3,725,814 Broker non-votes: 43,111,820
Brian F. Downey:	Votes for: 145,304,799 Votes withheld: 2,209,886 Broker non-votes: 43,111,820
Robert G. Graham:	Votes for: 139,030,846 Votes withheld: 8,483,839 Broker non-votes: 43,111,820
Peter G. Meredith:	Votes for: 138,972,267 Votes withheld: 8,542,418 Broker non-votes: 43,111,820
Alexander A. Molyneux:	Votes for: 143,014,871 Votes withheld: 4,499,814 Broker non-votes: 43,111,820
Robert A. Pirraglia:	Votes for: 138,901,426 Votes withheld: 8,613,259 Broker non-votes: 43,111,820

Proposal 2 - Appointment of Auditors

Deloitte & Touche LLP was reappointed as auditor of the Company to hold office until the close of the next annual meeting of shareholders or until their successors are appointed, by a resolution passed by a majority of the votes cast on a show of hands vote on the resolution.

Votes for:	210,589,318
Votes withheld:	2,262,943
Broker non-votes:	–

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2011	IVANHOE ENERGY INC.

/s/ Gerald D. Schiefelbein
Name: Gerald D. Schiefelbein
Title: Chief Financial Officer